As filed with the Securities and Exchange Commission on November 19, 1999
                                                              File No. _________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                            -------------------------

                              BITWISE DESIGNS, INC.
             (Exact name of Registrant as specified in its charter)

        Delaware           2165 Technology Drive             14-1673067
(State of Incorporation)   Schenectady, NY 12308          (I.R.S. Employer
                              (518) 346-7799            Identification Number)

              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                -----------------
                                  John T. Botti
                             Chief Executive Officer
                              2165 Technology Drive
                              Schenectady, NY 12308
                                 (518) 346-7799
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                -----------------
                                 With copies to:
                             Victor J. DiGioia, Esq.
                           Michael A. Goldstein, Esq.
                            GOLDSTEIN & DIGIOIA, LLP
                              369 Lexington Avenue
                            New York, New York 10017
                            Telephone (212) 599-3322
                            Facsimile (212) 557-0295

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plan, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
                                             ---

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================

                                                            Proposed           Proposed
                                                            Maximum            Maximum
Title of Each Class of Securities                           Offering          Aggregate          Amount of
Being Registered                          Amount to be     Price per           Offering          Registration
                                          Registered (1)    Share(2)           Price(2)          Fee(3)
--------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
value......................                  112,000        $5.50              $616,000             $171.25

--------------------------------------------------------------------------------------------------------------

Total......................                  112,000                           $616,000             $171.25


==============================================================================================================

(1) Pursuant to Rule 416, there are registered herewith an additional indeterminate number of shares of Common Stock that may be become issuable in connection with the antidilution provisions of the Warrants, the underlying shares of which are being registered hereby.

(2) Estimated solely for the purpose of determining the registration fee, in accordance with Rule 457(h), based on the average of the closing bid and asked prices of a share of Common Stock as quoted on the Nasdaq SmallCap Market on November 15, 1999, ($5.50 per share).


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SECTION 8(a) MAY DETERMINE.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.         PLAN INFORMATION

     Not required to be filed with the Commission as part of this registration statement or prospectuses or prospectus supplement pursuant to R.424.

ITEM 2.         REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     Bitwise Designs, Inc. will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person: (1) a copy of any document described in Item 3 of Part II of this Registration Statement, which documents are incorporated by reference in the
Section 10(a) Prospectus (other than exhibits); and (2) the documents required to be delivered to employees pursuant to Rule 428(b). Requests for such copies should be directed to Dennis Bunt, Chief Financial Officer, Bitwise Designs, Inc., 2165 Technology Drive, Schenectady, New York 12308, telephone (518) 346-7799.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 3.         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, heretofore filed by Bitwise with the Commission pursuant to the Exchange Act, are hereby incorporated by reference, except as superseded or modified herein:

     1.   Our Annual Report on Form 10-KSB for the fiscal year ended June 30,
          1999;

     2. Our Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1999; and

     3. The description of our common stock contained in our registration statement on Form S-3 as filed with the Securities and Exchange Commission on July 18, 1996 (File No. 333-05445), including any amendments or reports filed for the purpose of updating such descriptions.

     All documents that we file subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all Shares offered hereby have been sold or which deregisters all Shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for purposes of this Registration Statement and Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement of which this Prospectus forms a part.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The General Corporation Law of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, in a proceeding not by or in the right of the corporation, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in



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connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation will not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper.

     Our By-Laws provide for indemnification of our officers and directors to the greatest extent permitted by Delaware law for any and all fees, costs and expenses incurred in connection with any action or proceeding, civil or criminal, commenced or threatened, arising out of services by or on behalf of us, providing such officer's or director's acts were not committed in bad faith. The By-Laws also provide for advancing funds to pay for anticipated costs and authorizes the Board to enter into an indemnification agreement with each officer or director.

     In accordance with Delaware law, our Certificate of Incorporation contains provisions eliminating the personal liability of directors, except for (i) breaches of a director's fiduciary duty of loyalty to us or to our stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, and (iii) any transaction in which a director receives an improper personal benefit. These provisions only pertain to breaches of duty by directors as such, and not in any other corporate capacity, e.g., as an officer. As a result of the inclusion of such provisions, neither Bitwise nor our stockholders may be able to recover monetary damages against directors for actions taken by them which are ultimately found to have constituted negligence or gross negligence, or which are ultimately found to have been in violation of their fiduciary duties, although it may be possible to obtain injunctive or equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have an effective remedy against the challenged conduct.

     We have entered into Indemnification Agreements with each of our directors and officers (the "Indemnitees") pursuant to which we have agreed to provide for indemnification, to the fullest extent permitted by law and our By-Laws, against any and all expenses, judgments, fines, penalties and amounts paid in settlement arising out of any claim in connection with any event, occurrence or circumstance related to such individual serving as a director or officer of us. Such indemnification includes the advance of expenses to the Indemnitees (including the payment of funds in trust therefor under certain circumstances) and is subject to there not having been determined that the Indemnitee would not be permitted to be indemnified under applicable law. The rights of indemnification are in addition to any other rights which the Indemnitees may have under our Certificate of Incorporation, By-Laws, the Delaware General Corporation Law or otherwise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable



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

ITEM 8.  EXHIBITS.

The following exhibits are filed herewith.

EXHIBIT
NO.            DESCRIPTION
---            -----------
4.1            Form of Common Stock Certificate (Exhibit 4.1 to Registration
               Statement on Form S-18, File No. 33-46246-NY)

4.2            Form of Warrant held by Selling Shareholders

5. Opinion of Goldstein & DiGioia, LLP re legality of shares offered.

23.1           Consent of PricewaterhouseCoopers LLP.

23.2           Consent of Goldstein & DiGioia, LLP, contained in Exhibit 5.


ITEM 9.  UNDERTAKINGS

We hereby undertake:

A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) (i) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the


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

Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

               (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) For purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Albany, New York, on November 15, 1999.

                                        BITWISE DESIGNS, INC.

                            By:         /s/ JOHN T. BOTTI
                                        -----------------------------------
                                        John T. Botti
                                        Chief Executive Officer, Chairman of the
                                        Board and President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below substitutes and appoints John Botti his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be don in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons on our behalf and in the capacities and on the dates indicated.

NAME                                                     TITLE                                     DATE
----                                                     -----                                     ----
/s/ JOHN T. BOTTI                            Chairman of the Board, President             November 15,  1999
-----------------                            and Chief Executive Officer
John T. Botti

/s/ IRA C. WHITMAN                           Senior Vice President, Secretary             November 15, 1999
------------------                           and Director
Ira C. Whitman

/s/ STEPHEN A. KRIEGSMAN                     Director                                     November 15, 1999
------------------------
Steven A. Kriegsman

/s/J. EDWARD SHERIDAN                        Director                                     November 15, 1999
---------------------
J. Edward Sheridan

/s/CHARLES C. JOHNSTON                       Director                                     November 15, 1999
----------------------
Charles C. Johnston

/s/ NICHOLAS T. THEMELIS                            Director                                      November 15, 1999
------------------------
Nicholas T. Themelis

/s/DENNIS H. BUNT                                   Chief Financial Officer and                   November 15, 1999
-----------------                                   Principal Accounting Officer
Dennis H. Bunt



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